[LETTERHEAD OF GILMORE & BELL]

                                                                     Exhibit 5.1

                                 April 10, 2000

AVAX Technologies, Inc.
4520 Main Street, Suite 930
Kansas City, Missouri  64111

      Re:   AVAX Technologies, Inc. Registration Statement on Form S-3
            Reg. No. 333-      (the "Registration Statement")

Dear Sir/Madam:

      You have requested our opinion as counsel to AVAX Technologies, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement relating, in part, to 2,841,898 shares of the Company's common stock, registered by the Company (the "Shares").

      In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, and such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed for purposes of this opinion that any Shares issuable upon the the exercise of any warrants to acquire Shares as described in the Registration Statement (1) are issued upon the valid exercise of the underlying securities, and (2) in the case of Shares issued upon the exercise of any warrants, the receipt by the Company of the warrant exercise price.

      Based upon the foregoing, we are of the opinion as follows:

      1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware.

      2. The Shares, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Counsel" in the prospectus that is a part thereof.

                                          Very truly yours,


                                          /s/ Gilmore & Bell, P.C.